Exhibit 3.275

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “OLD KINGS ROAD SOLID WASTE, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE FIFTEENTH DAY OF DECEMBER, A.D. 2000, AT 9 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-SEVENTH DAY OF DECEMBER, A.D. 2000, AT 9 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE FIRST DAY OF JANUARY, A.D. 2001, AT 12:01 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE FIFTEENTH DAY OF JUNE, A.D. 2006, AT 8:42 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “OLD KINGS ROAD SOLID WASTE, LLC”.

CERTIFICATE OF FORMATION OF OLD KINGS ROAD SOLID WASTE, LLC

This Certificate of Formation of Old Kings Road Solid Waste, LLC (the “LLC”), dated as of the      day of December, 2000, is being duly executed and filed by James M. Yates, Jr., as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.)

FIRST. The name of the limited liability company formed hereby is Old Kings Road Solid Waste, LLC.

SECOND. The address of the registered office for the LLC in the State of Delaware is 15 East North Street, in the City of Dover, Kent County, Delaware 19901.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Incorporating Services, Ltd., 15 East North Street, in the City of Dover, Kent County, Delaware 19901.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

James M. Yates, Jr.
Authorized Person

CERTIFICATE OF MERGER OF OLD KINGS ROAD SOLID WASTE, LLC (a Delaware Limited Liability Company) AND OLD KINGS ROAD SOLID WASTE, INC. (a Florida corporation)

Old Kings Road Solid Waste, LLC, a Delaware limited liability company, hereby certifies that:

FIRST: The name and jurisdictions of formation or organization of each of the constituent entities to the merger are:

1.	Old Kings Road Solid Waste, LLC, a Delaware limited liability company

2.	Old Kings Road Solid Waste, Inc., a Florida corporation

SECOND: An Agreement and Plan of Merger (the “Plan of Merger”) providing for the merger of Old Kings Road Solid Waste, Inc., a Florida corporation, into Old Kings Road Solid Waste, LLC, a Delaware limited liability company, has been duly approved and executed by each of the aforesaid entities.

THIRD: The name of the surviving entity is Old Kings Road Solid Waste, LLC, a Delaware limited liability company.

FOURTH: The Plan of Merger is on file at the principal place of business of the aforesaid surviving entity, the address of which is as follows:

Old Kings Road Solid Waste, LLC

8540 Old Kings Road

Jacksonville, FL 32219

FIFTH: A copy of the Plan of Merger will be furnished by the aforesaid surviving entity, on request and without cost, to any member or person holding an interest in any of the constituent entities.

SIXTH: These articles will be effective January 1, 2001 at 12:01 a.m., Eastern Standard Time.

This the 21st day of December, 2000.

OLD KINGS ROAD SOLID WASTE, LLC
(a Delaware Limited Liability Company)

By:	Waste Industries of Mississippi, LLC
Sole Member and Manager

By:	Waste Industries, Inc.
Sole Member and Manager

By:
Jim W. Perry, President

OLD KINGS ROAD SOLID WASTE, LLC
(a Florida Corporation)

By:
Jim W. Perry, President

CERTIFICATE OF AMENDMENT OF OLD KINGS ROAD SOLID WASTE, LLC

1. The name of the limited liability company is OLD KINGS ROAD SOLID WASTE, LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of OLD KINGS ROAD SOLID WASTE, LLC this 14 day of June, 2006.

Authorized Person